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Exhibit 5.5

Transocean Partners LLC
Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland

Triton RIGP DCL Holdco Limited
70 Harbour Drive
Floor 4
P.O. Box 10342
George Town, Grand Cayman
Cayman Islands, KY1-1003

Triton RIGP DD3 Holdco Limited
70 Harbour Drive
Floor 4
P.O. Box 10342
George Town, Grand Cayman
Cayman Islands, KY1-1003

Triton RIGP DIN Holdco Limited
70 Harbour Drive
Floor 4
P.O. Box 10342
George Town, Grand Cayman
Cayman Islands, KY1-1003

Our reference: MELJ1/DONG1/29455.50004/56525014v3

6 August 2015

Dear Sirs

Registration Statement on Form S-3: Exhibit 5.5 Opinion

        We have acted as special counsel for Transocean Partners LLC, a Marshall Islands limited liability company (the "Company") and, at the Company's request, its indirect subsidiaries Triton RIPG DCL Holdco Limited, Triton RIPG DD3 Holdco Limited and Triton RIPG DIN Holdco Limited, each an English private limited company (each an "English Subsidiary" and together the "English Subsidiaries"), on matters of the law of England and Wales ("English Law"), in relation to the issue of this opinion in connection with the issue of guarantees by the English Subsidiaries relating to the preparation and filing with the United States Securities and Exchange Commission (the "U.S. Commission"), pursuant to the United States Securities Act of 1933 as amended (the "Securities Act") and the rules and regulations promulgated thereunder (the "Rules"), of a registration statement on Form S-3 (the "Registration Statement").

        We understand that the Registration Statement is being prepared and filed for the registration of the issue from time to time of: (i) common units to be issued by the Company (the "Common Units") each representing limited liability company interests in the Company; (ii) other classes of units to be issued by the Company (the "General Units") each representing limited liability company interests in the Company; (iii) debt securities to be issued by the Company (the "Debt Securities") pursuant to a form of indenture in substantially the form filed as Exhibit 4.4 to the Registration Statement (the "Indenture"), including Debt Securities convertible into or exchangeable for Common Units or General Units; and (iv) guarantees by the subsidiaries of the Company of payments of the principal of, and interest and premium (if any) on, one or more series of Debt Securities (the "Guarantees" and collectively with the Common Units, the General Units and the Debt Securities, the "Securities"). We further understand that the Securities will be issued from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

        This opinion is being delivered to you in relation to the English Subsidiaries, further details of which are set out in Schedule 1.

        As such counsel and solely for the purposes of this opinion, we have examined the documents set out in paragraph 1 of Schedule 2 (the "Documents") and carried out the searches and enquiries referred to in paragraph 2 of Schedule 2 (the "Searches").

        In this opinion references to "insolvency proceedings" include a winding-up, the appointment of a provisional liquidator, an administration (whether appointed by the court or out of court), a voluntary arrangement, a moratorium, and a scheme of arrangement, including any form of territorial, secondary or ancillary insolvency proceeding; also any form of receivership, whether the receiver is appointed by the court or otherwise; and any proceedings or procedure under the laws of a country other than England which is comparable to any of the foregoing.

        On the basis of the assumptions set out in Schedule 3 and other matters set out herein and in reliance on the Documents and the Searches and subject to the qualifications set out in Schedule 4, we are of the opinion, so far as English Law is concerned, that:

(a)
based only on our inspection of the Searches and the Documents, each English Subsidiary is a private limited company incorporated with limited liability and is validly existing as a private limited company under English Law;

(b)
the Searches do not reveal that any English Subsidiary is in liquidation or administration or that a winding-up petition has been presented against any English Subsidiary;

(c)
when (i) the Board of Directors of each English Subsidiary has duly passed appropriate resolutions and obtained sufficient approval from the holders of the entire issued share capital of such English Subsidiary (the "Members") to authorise the form and terms of any series of Guarantees to be entered into by the English Subsidiary and to approve the issue and terms of the offering of such Guarantee and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the relevant English Subsidiary and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such English Subsidiary and (ii) such Guarantee has been issued in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Members, Board of Directors (including duly authorised committees and/or attorneys thereof) of such English Subsidiary, then, upon the happening of such events, such Guarantees will be validly issued and will constitute valid and binding obligations of the relevant English Subsidiary.

        Our responsibilities with regard to this opinion shall arise under English Law exclusively. We are providing this opinion on the strict understanding and condition that:

(a)
this opinion may be relied upon only for purposes directly connected with the Registration Statement and in relation to the subject matter of this opinion;

(b)
we are acting exclusively for the Company and the English Subsidiaries and we are not acting as legal advisers to any other person and no solicitor client relationship shall be established between any other person on the one hand, and us on the other; and

(c)
our sole and exclusive duty in providing this opinion to the Company and the English Subsidiaries is a duty to take reasonable care in ensuring that the opinions (based upon the assumptions and subject to the qualifications set out herein) in this opinion reflect the current English law position.

        We are only providing this opinion on the strict understanding and condition that we will only be liable for any loss or damage to the extent that such loss or damage results directly and exclusively from our negligence but not otherwise.

        All matters relating to this opinion will be governed by and construed in accordance with English law. The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this opinion.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement, the discussion of opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or the related Rules.

Yours faithfully

/s/ WATSON FARLEY & WILLIAMS LLP

 Watson Farley & Williams LLP

SCHEDULE 1

THE COMPANIES

Name	Company Number
Triton RIGP DCL Holdco Limited	08908996
Triton RIGP DD3 Holdco Limited	08908961
Triton RIGP DIN Holdco Limited	08908995

SCHEDULE 2

DOCUMENTS, SEARCHES AND ENQUIRIES

1 Documents reviewed

        We have examined:

(a)
the Registration Statement;

(b)
the Indenture;

(c)
the register of members of each English Subsidiary;

(d)
a copy of the certificate of incorporation and articles of association of each English Subsidiary, which were available for public inspection via the "Companies House Direct" services accessible through the Companies House website situated at www.companieshouse.gov.uk on 5 August 2015;

(e)
a certificate of goodstanding dated 3 August 2015 issued by Companies House in respect of each English Subsidiary copies of which are annexed at Annex A.

2 Searches and enquiries

        We carried out the following searches and made the following enquiries in respect of each English Subsidiary:

(a)
on 5 August 2015 a search of the certificate of incorporation and articles of association of each English Subsidiary which were available for public inspection via the "Companies House Direct" services accessible through the Companies House website www.companieshouse.gov.uk;

(b)
at 11:40 on 5 August 2015, a telephone enquiry at the Central Registry of Winding-Up Petitions of the Companies Court (the "Central Registry") in respect of the current name of each of the English Subsidiaries; and

(c)
at 11:35 on 5 August 2015 a telephone enquiry at the Central Contact Centre at Companies House in respect of the insolvency history of each of the English Subsidiaries.

SCHEDULE 3

ASSUMPTIONS

        We have, without enquiry or investigation assumed:

(a)
the genuineness of all signatures on, the authenticity and completeness of, all documents submitted to us and the validity and enforceability of the same under all applicable laws;

(b)
the completeness and the conformity to original documents of all copies (including electronic copies) submitted to us, that any document submitted to us continues in full force and effect and that any matter certified to us upon which we have relied was correct when given and remains accurate as at the date of this opinion;

(c)
that none of the English Subsidiaries has passed a winding-up resolution, that no petition has been presented, or order made, for the winding-up of any English Subsidiary, that no action is being taken by the Registrar of Companies for striking any of the English Subsidiaries off the Register and dissolving them as defunct and that no receiver or manager of the property of any English Subsidiary has been appointed and that no English Subsidiary is unable to pay its debts as they fall due (within the meaning of section 123 of the Insolvency Act 1986) and that no English Subsidiary will become so as a result of the arrangements contemplated in the Registration Statement and the Indenture and the Guarantees;

(d)
that no insolvency proceedings are in force, or have been commenced, in relation to any English Subsidiary in any jurisdiction or will be at the time that any Guarantee is approved or provided;

(e)
that the register of members of each English Subsidiary is complete and up-to-date as at the date of this opinion;

(f)
that our attention has been drawn in writing to any background information or any other agreement or arrangement which is not specifically contained in any of the Documents or any Search we have carried out for the purposes of this opinion and which might reasonably be considered material to any aspect of this opinion;

(g)
that the Certificates of Goodstanding attached at Annex A are true, complete and accurate in all respects as at the date of this opinion;

(h)
that in relation to each English Subsidiary, all documents required to be filed with the Registrar of Companies have been filed and that the information obtained in our Searches were accurate, did not fail to disclose any matter relevant to our inspection of the same and that a further search would not reveal any change or new matter which would affect this opinion;

(i)
that the directors of each of the English Subsidiaries, in authorising the execution, delivery and performance of the Registration Statement and any of the Guarantees, have exercised or will exercise (as appropriate) their powers in accordance with their statutory and fiduciary duties including, without limitation, their duty under Section 172 Companies Act 2006 to promote the success of the relevant English Subsidiary having regard (amongst other things) to the matters listed in Section 172(1)(a) to (f) Companies Act 2006; that they have acted in good faith and that each director has disclosed to the other directors of the relevant English Subsidiary any interest required to be disclosed pursuant to Sections 175 or 177 Companies Act 2006 or the relevant English Subsidiary's articles of association; and that the members of each of the English Subsidiaries have or will have sufficiently approved the execution, delivery and performance of any Guarantees;

(j)
that the laws of any other jurisdiction which may apply with respect to the matters covered by this opinion will not affect any of the conclusions stated in this opinion letter;

(k)
each of the English Subsidiaries has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, and any related or similar legislation, and all applicable regulations and rules from time to time in effect thereunder or in connection therewith with respect to anything done by it in relation to the Registration Statement, the Indenture and the Guarantees in, from or otherwise involving the United Kingdom;

(l)
the power, authority and legal right of all parties (other than the English Subsidiaries) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indenture, to enter into and perform their respective obligations thereunder, and the due authorisation, execution and delivery of the Indenture by all parties thereto;

(m)
that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (iii) the Securities shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorised and validly executed and delivered by the applicable registrants and the other parties thereto, (v) any Securities offered by the Company, including any Securities of the Company issuable upon conversion, exchange or exercise of any other Security being offered, will have been duly authorised and the definitive terms thereof, other than Common Units, will have been duly created and established (including, if necessary, by amending the organisational documents of the Company or by adopting and fixing an appropriate certificate of designations or similar instrument), and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, all in accordance with resolutions of the Board of Directors of the Company, the organisational documents of the Company and applicable law and described in a Prospectus Supplement, and (vi) the Securities offered by the Company will be issued and delivered against receipt of the consideration approved by the Board of Directors of the Company and the certificates, if any, evidencing the same will be duly executed and delivered; and

(n)
with respect to the issue of any Guarantees by each of the English Subsidiaries, that (i) the Indenture will have been duly executed and delivered by the Company and the trustee named therein (the "Trustee") substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee in accordance with the terms and conditions of the Indenture regarding the creation, execution and delivery of any supplemental indenture to the Indenture and (ii) such Guarantees, when issued, will be executed, authenticated (as applicable), issued and delivered as provided in the Indenture with respect thereto.

SCHEDULE 4

QUALIFICATIONS

        The following qualifications are not a comprehensive list of all relevant matters, but rather are representative of those issues generally considered to be within the purview of opinions of this type issued by English law firms in London. The qualifications to which this opinion is subject are as follows:

(a)
this opinion relates solely to matters of English Law in force on the date of this opinion, and is based on legislation published, and cases fully reported, before that date, and we assume no responsibility to update or supplement this opinion to reflect any developments or changes of law which may occur after the date of this opinion;

(b)
for the purposes of this opinion, we have not examined or reviewed any of the corporate or other records of the English Subsidiaries, other than the Documents, nor have we made any other enquiries concerning the English Subsidiaries or any other person apart from the Searches;

(c)
the Searches are not conclusive about the status of the English Subsidiaries or the existence of any insolvency proceedings. The reasons for this include, without limitation:

(i)
Companies House and the Central Registry are reliant on third parties to provide them with information;

(ii)
there may be a delay between the occurrence of an event (such as the passing of a resolution) and its notification to, and subsequent appearance on the public records of, Companies House and the Central Registry;

(iii)
records of certain insolvency proceedings (including, without limitation, an application for an administration order made to a County Court and certain proceedings relating to the appointment of an administrator out of court) are not kept by the Central Registry or Companies House; and

(iv)
insolvency proceedings commenced in a jurisdiction other than England will not be revealed by the Searches;

(d)
the jurisdiction or jurisdictions in which a company may be made subject to insolvency proceedings will be determined, where applicable, by European Union Council Regulation (EC) No. 1346/2000 (as amended). The Cross-Border Insolvency Regulations 2006 (SI 2006/1030; the Cross-Border Regulations), implementing in English law the UNCITRAL Model Law on cross-border insolvency, provide for recognition in England of foreign insolvency proceedings and co-operation between the English courts and foreign courts. A foreign company can be made subject to insolvency proceedings in England in certain circumstances. Finally, Section 426 of the Insolvency Act 1986 provides for the English courts to assist foreign courts in specified jurisdictions in insolvency proceedings;

(e)
an administrator may be appointed on the application of a company, its directors or one or more creditors; and an administrator may also be appointed by a company or its directors or the holder of a qualifying floating charge (the holder of security which includes a floating charge and which covers the whole or substantially all of a company's property) filing a notice of appointment with the court. One effect of an administration is a moratorium which precludes the commencement or continuation of legal proceedings against the company or any of its assets, or the taking of any step to enforce security over any asset of the company, without the administrator's consent or the court's permission. However, the moratorium does not apply to a financial collateral arrangement, as defined in Regulation 3 of the Financial Collateral Arrangements (No 2) Regulations 2002.

ANNEX A

Certificates of Goodstanding

Company No. 8908961

        The Registrar of Companies for England and Wales hereby certifies that TRITON RIGP DD3 HOLDCO LIMITED was incorporated under the Companies Act 2006 as a limited company on 24th February 2014.

        The Registrar further certifies that according to the documents on the file of the company:-

  a)
  WILLIAM HARRY GAMMERDINGER, CHARLES STEPHEN MCFADIN, DANIEL HUGH REUDELHUBER and TRACEY SARAH OLWEN WALKER are the directors of the company,

  b)
  WFW LEGAL SERVICES LIMITED is the secretary of the company,

  c)
  the situation of the registered office is 15 APPOLD STREET, LONDON, UNITED KINGDOM EC2A 2HB,

  d)
  the issued capital of the company is 40,000 shares of £0.01 each,

  e)
  TRITON RIGP DD3 HOLDING LIMITED is the shareholder of the company,

  f)
  the company has unrestricted objects.

        According to the documents on file and in the custody of the Registrar, the company is up to date with its filing requirements and has at least 1 director, who is a natural person over the age of 16.

        The company has been in continuous unbroken existence since its incorporation and no action is currently being taken by the Registrar of Companies to strike the company off the register or to dissolve it as defunct. As far as the Registrar is aware, the company is not in liquidation or subject to an administration order, and no receiver or manager of the company's property has been appointed.****************************

        Given at Companies House, the 3rd August 2015

J A POWELL for the Registrar of Companies

This certificate records the result of a search of the information registered by the Registrar. This information derives from filings accepted in good faith without verification. For this reason the Registrar cannot guarantee that the information on the register is accurate or complete.

Company No. 8908996

        The Registrar of Companies for England and Wales hereby certifies that TRITON RIGP DCL HOLDCO LIMITED was incorporated under the Companies Act 2006 as a limited company on 24th February 2014.

        The Registrar further certifies that according to the documents on the file of the company:-

  a)
  WILLIAM HARRY GAMMERDINGER, CHARLES STEPHEN MCFADIN, DANIEL HUGH REUDELHUBER and TRACEY SARAH OLWEN WALKER are the directors of the company,

  b)
  WFW LEGAL SERVICES LIMITED is the secretary of the company,

  c)
  the situation of the registered office is 15 APPOLD STREET, LONDON, UNITED KINGDOM EC2A 2HB,

  d)
  the issued capital of the company is 40,000 shares of £0.01 each,

  e)
  TRITON RIGP DCL HOLDING LIMITED is the shareholder of the company,

  f)
  the company has unrestricted objects.

        According to the documents on file and in the custody of the Registrar, the company is up to date with its filing requirements and has at least 1 director, who is a natural person over the age of 16.

        The company has been in continuous unbroken existence since its incorporation and no action is currently being taken by the Registrar of Companies to strike the company off the register or to dissolve it as defunct. As far as the Registrar is aware, the company is not in liquidation or subject to an administration order, and no receiver or manager of the company's property has been appointed.****************************

        Given at Companies House, the 3rd August 2015

J A POWELL for the Registrar of Companies

This certificate records the result of a search of the information registered by the Registrar. This information derives from filings accepted in good faith without verification. For this reason the Registrar cannot guarantee that the information on the register is accurate or complete.

Company No. 8908995

        The Registrar of Companies for England and Wales hereby certifies that TRITON RIGP DIN HOLDCO LIMITED was incorporated under the Companies Act 2006 as a limited company on 24th February 2014.

        The Registrar further certifies that according to the documents on the file of the company:-

  a)
  WILLIAM HARRY GAMMERDINGER, CHARLES STEPHEN MCFADIN, DANIEL HUGH REUDELHUBER and TRACEY SARAH OLWEN WALKER are the directors of the company,

  b)
  WFW LEGAL SERVICES LIMITED is the secretary of the company,

  c)
  the situation of the registered office is 15 APPOLD STREET, LONDON, UNITED KINGDOM EC2A 2HB,

  d)
  the issued capital of the company is 40,000 shares of £1 each,

  e)
  TRITON RIGP DIN HOLDING LIMITED is the shareholder of the company as at 24th February 2015,

  f)
  the company has unrestricted objects.

        According to the documents on file and in the custody of the Registrar, the company is up to date with its filing requirements and has at least 1 director, who is a natural person over the age of 16.

        The company has been in continuous unbroken existence since its incorporation and no action is currently being taken by the Registrar of Companies to strike the company off the register or to dissolve it as defunct. As far as the Registrar is aware, the company is not in liquidation or subject to an administration order, and no receiver or manager of the company's property has been appointed.****************************

        Given at Companies House, the 3rd August 2015

A J THOMAS for the Registrar of Companies

This certificate records the result of a search of the information registered by the Registrar. This information derives from filings accepted in good faith without verification. For this reason the Registrar cannot guarantee that the information on the register is accurate or complete.

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  Exhibit 5.5

SCHEDULE 1 THE COMPANIES

SCHEDULE 2 DOCUMENTS, SEARCHES AND ENQUIRIES

SCHEDULE 3 ASSUMPTIONS

SCHEDULE 4 QUALIFICATIONS

ANNEX A Certificates of Goodstanding